UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2020

Texas Republic Capital Corporation

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

000-55621	45-5311713
(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Ste A120, Austin, TX	78738
(Address of principal executive offices)	(Zip Code)

(512) 330-0099

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par	-	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Texas Republic Capital Corporation (the “Company” or “TRCC”) annual meeting of its shareholders (the “Annual Meeting”), was scheduled for May 5, 2020. The Company has decided to postpone the Annual Meeting until June 23, 2020. The rescheduled Annual Meeting will be held on Tuesday, June 23, 2020 at 1:00 p.m. Central Daylight Savings Time at the Sonesta Bee Cave Austin Hotel, 12525 Bee Cave Pkwy, Bee Cave, Texas 78738.

Holders of record of the Company’s common stock at the close of business on April 28, 2020, are entitled to notice of and to vote upon matters considered at the Annual Meeting. The stockholders will now consider and vote on, among other things:

a.	The Election of Directors,
b.	The ratification of the appointment of Kerber, Eck & Braeckel LLP, as Texas Republic Capital Corporation’s independent registered public accounting firm for the year ending December 31, 2020,
c.	Approval a non-binding advisory resolution regarding the compensation of the Company’s named executive officers,
d.	Approval a non-binding advisory resolution on the frequency of the advisory vote on the compensation of the Company’s named executive officers,
e.	Any other matter which may come before the meeting in accordance with their best judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: May 4, 2020	By:	/s/ Timothy R. Miller
Timothy R. Miller
President and Chief Executive Officer